ARC Document Solutions Reports Results for Third Quarter 2018
SAN RAMON, CA – (November 7, 2018) – ARC Document Solutions, Inc. (NYSE: ARC), a leading document solutions provider to design, engineering, construction, and facilities management professionals, today reported its financial results for the third quarter ended September 30, 2018.

Financial Highlights:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(All dollar amounts in millions, except EPS)	2018	2017	2018	2017
Net Sales	$100.5	$96.5	$302.4	$297.5
Gross Margin	32.5%	30.3%	32.6%	31.8%
Goodwill impairment	$—	$17.6	$—	$17.6
Net income (loss) attributable to ARC	$2.6	$(14.8)	$7.3	$(9.4)
Adjusted net income attributable to ARC	$2.3	$0.4	$7.0	$5.9
Earnings (loss) per share - Diluted	$0.06	$(0.32)	$0.16	$(0.20)
Adjusted earnings per share - Diluted	$0.05	$0.01	$0.15	$0.13
Cash provided by operating activities	$7.1	$11.3	$30.1	$36.8
EBITDA	$13.0	$(7.0)	$38.9	$21.9
Adjusted EBITDA	$13.6	$11.5	$40.7	$42.1
Capital Expenditures	$3.7	$2.3	$10.5	$7.2
Debt & Capital Leases (including current), net of unamortized deferred financing fees			$132.2	$149.2
Management Commentary
“I am pleased to announce another successful quarter,” said Suri Suriyakumar, Chairman, President and CEO of ARC Document Solutions. “As I’ve mentioned previously this year, we continue to make steady progress toward our strategic objectives to protect print revenues in spite of the market’s inherent challenges, while investing in technology initiatives that further strengthen our position in the construction and real estate space. Our decision to invest in the business last year has paid solid dividends, and the print market and its use of technology continues to evolve in our favor. We have strengthened our revenue base and expanded our share in most of the major markets where we operate.”

“These achievements, combined with our relentless focus on managing costs, have allowed us to deliver strong gross margins and a meaningful increase in EBITDA during the quarter. Our performance has also driven a gratifying improvement in earnings per share, as well as an upgrade in our annual forecast for the second time this year,” Mr. Suriyakumar said. “We expect ARC’s annual EPS to be in the range of 15 to 18 cents, and adjusted EBITDA to end the year in the range of $52 to $55 million.”

“ARC delivered strong financial performance despite increased medical costs compared to the prior year,” said Jorge Avalos, Chief Financial Officer of ARC Document Solutions. “As expected, this year’s self-insurance costs began to moderate as our stop-loss insurance took effect, but the company still had to overcome medical claim costs that were approximately $600,000 higher than they were in 2017. It’s a testament to our performance during the quarter that we still delivered a year-over-year increase of more than $2 million to our adjusted EBITDA. We are also affirming our annual forecast for cash flows from operations, having generated over $30 million year-to-date, and with quarterly trends in line with our expectations.”

2018 Third Quarter Supplemental Information:
Net sales were $100.5 million, a 4.2% increase compared to the third quarter of 2017.

Days sales outstanding were 56 in Q3 2018 and 55 in Q3 2017.

Architectural, engineering, construction and building owner/operators (AEC/O) customers comprised approximately 79% of our total net sales, while customers outside of construction made up approximately 21% of our total net sales.

Total number of MPS locations at the end of the third quarter has grown to approximately 10,500, a net gain of approximately 500 locations over Q3 2017.

Adjusted EBITDA excludes goodwill impairment, loss on extinguishment and modification of debt, and stock-based compensation expense.

Sales from Services and Product Lines as a Percentage of Net Sales
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Services and Product Line	2018	2017	2018	2017
CDIM	52.2%	52.0%	53.1%	52.1%
MPS	32.2%	33.3%	32.1%	32.8%
AIM	3.6%	3.5%	3.2%	3.3%
Equipment and supplies sales	12.0%	11.2%	11.6%	11.8%
Outlook
The outlook for ARC Document Solutions’ 2018 fully-diluted annual adjusted earnings per share has been upgraded to a range of $0.15 to $0.18, up from its previous range of $0.12 to $0.17. The Company’s 2018 forecast for annual adjusted EBITDA also has been upgraded to $52 to $55 million, up from its previous range of $48 to $54 million. ARC’s 2018 annual cash provided by operating activities remains unchanged and is projected to be in the range of $44 to $50 million.

Teleconference and Webcast
ARC Document Solutions will hold a conference call with investors and analysts on Wednesday, November 7, 2018, at 2 P.M. Pacific Time (5 P.M. Eastern Time) to discuss results for the Company's 2018 third quarter. To access the live audio call, dial (866) 393-4306. International callers may join the conference by dialing (734) 385-2616. The conference code is 4098725. A live webcast will also be made available on the investor relations page of ARC Document Solution's website at http://ir.e-arc.com. A replay of the webcast will be available on the website following the call's conclusion.

About ARC Document Solutions (NYSE: ARC)
ARC Document Solutions distributes Documents and Information to facilitate communication for design, engineering and construction professionals, real estate managers and developers, facilities owners, and a variety of similar disciplines. The Company provides cloud and mobile solutions, professional services, and hardware to help its customers around the world reduce costs and increase efficiency, improve information access and control, and communicate faster, easier, and better. Follow ARC at www.e-arc.com.
Forward-Looking Statements
This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company. Words and phrases such as “steady progress”, “continues to evolve”, “expectations”, “outlook”, “sustainable”, “projected,” and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. In addition to matters affecting the construction, managed print services, document management or reprographics industries, or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled "Risk Factors" in Item 1A in ARC Document Solution's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contact Information:
David Stickney
VP Corporate Communications & Investor Relations
925-949-5114

ARC Document Solutions, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)
	September 30,	December 31,
Current assets:	2018	2017
Cash and cash equivalents	$18,404	$28,059
Accounts receivable, net of allowances for accounts receivable of $2,366 and $2,341	62,478	57,011
Inventories, net	18,301	19,937
Prepaid expenses	6,371	4,208
Other current assets	5,209	5,266
Total current assets	110,763	114,481
Property and equipment, net of accumulated depreciation of $201,126 and $198,693	69,133	64,245
Goodwill	121,051	121,051
Other intangible assets, net	6,078	9,068
Deferred income taxes	25,738	28,029
Other assets	2,601	2,551
Total assets	$335,364	$339,425
Current liabilities:
Accounts payable	$22,848	$24,289
Accrued payroll and payroll-related expenses	13,009	12,617
Accrued expenses	17,896	17,201
Current portion of long-term debt and capital leases	21,334	20,791
Total current liabilities	75,087	74,898
Long-term debt and capital leases	110,889	123,626
Other long-term liabilities	4,474	3,290
Total liabilities	190,450	201,814
Commitments and contingencies
Stockholders’ equity:
ARC Document Solutions, Inc. stockholders’ equity:
Preferred stock, $0.001 par value, 25,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 48,464 and 47,913 shares issued and 45,790 and 45,266 shares outstanding	48	48
Additional paid-in capital	122,878	120,953
Retained earnings	27,785	20,524
Accumulated other comprehensive loss	(3,457)	(1,998)
	147,254	139,527
Less cost of common stock in treasury, 2,674 and 2,647 shares	9,350	9,290
Total ARC Document Solutions, Inc. stockholders’ equity	137,904	130,237
Noncontrolling interest	7,010	7,374
Total equity	144,914	137,611
Total liabilities and equity	$335,364	$339,425

ARC Document Solutions, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Service sales	$88,419	$85,625	$267,160	$262,459
Equipment and supplies sales	12,054	10,833	35,211	35,010
Total net sales	100,473	96,458	302,371	297,469
Cost of sales	67,801	67,231	203,679	202,918
Gross profit	32,672	29,227	98,692	94,551
Selling, general and administrative expenses	26,973	25,843	81,780	76,540
Amortization of intangible assets	949	1,053	2,942	3,250
Goodwill impairment	—	17,637	—	17,637
Income (loss) from operations	4,750	(15,306)	13,970	(2,876)
Other expense (income), net	38	(19)	(63)	(60)
Loss on extinguishment and modification of debt	—	124	—	230
Interest expense, net	1,478	1,530	4,436	4,679
Income before income tax provision (benefit)	3,234	(16,941)	9,597	(7,725)
Income tax provision (benefit)	647	(2,174)	2,526	1,574
Net income (loss)	2,587	(14,767)	7,071	(9,299)
(Income) loss attributable to the noncontrolling interest	(28)	(7)	190	(55)
Net income (loss) attributable to ARC Document Solutions, Inc. shareholders	$2,559	$(14,774)	$7,261	$(9,354)
Earnings (loss) per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.06	$(0.32)	$0.16	$(0.20)
Diluted	$0.06	$(0.32)	$0.16	$(0.20)
Weighted average common shares outstanding:
Basic	44,983	45,834	44,888	45,756
Diluted	45,188	45,834	44,993	45,756

ARC Document Solutions, Inc. Consolidated Statements of Cash Flows (In thousands) (Unaudited)	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Cash flows from operating activities
Net income (loss)	$2,587	$(14,767)	$7,071	$(9,299)
Adjustments to reconcile net income to net cash provided by operating activities:
Allowance for accounts receivable	82	306	637	867
Depreciation	7,389	7,377	21,708	21,787
Amortization of intangible assets	949	1,053	2,942	3,250
Amortization of deferred financing costs	56	69	175	246
Goodwill impairment	—	17,637	—	17,637
Stock-based compensation	597	699	1,824	2,251
Deferred income taxes	468	(2,380)	2,175	1,045
Deferred tax valuation allowance	20	454	71	488
Loss on extinguishment and modification of debt	—	124	—	230
Other non-cash items, net	(95)	(205)	(201)	(340)
Changes in operating assets and liabilities:
Accounts receivable	(1,920)	554	(6,594)	406
Inventory	217	(142)	1,291	(650)
Prepaid expenses and other assets	(1,563)	1,029	(2,326)	(1,129)
Accounts payable and accrued expenses	(1,690)	(482)	1,289	(33)
Net cash provided by operating activities	7,097	11,326	30,062	36,756
Cash flows from investing activities
Capital expenditures	(3,746)	(2,335)	(10,463)	(7,246)
Other	184	72	556	466
Net cash used in investing activities	(3,562)	(2,263)	(9,907)	(6,780)
Cash flows from financing activities
Proceeds from stock option exercises	—	2	—	73
Proceeds from issuance of common stock under Employee Stock Purchase Plan	28	37	100	103
Share repurchases	—	—	(60)	—
Contingent consideration on prior acquisitions	(62)	(63)	(176)	(214)
Early extinguishment of long-term debt	—	—	—	(14,150)
Payments on long-term debt agreements and capital leases	(5,786)	(52,146)	(17,200)	(60,060)
Borrowings under revolving credit facilities	3,125	52,350	9,250	54,850
Payments under revolving credit facilities	(7,000)	(9,375)	(20,875)	(9,675)
Payment of deferred financing costs	—	(270)	—	(270)
Net cash used in financing activities	(9,695)	(9,465)	(28,961)	(29,343)
Effect of foreign currency translation on cash balances	(174)	161	(849)	491
Net change in cash and cash equivalents	(6,334)	(241)	(9,655)	1,124
Cash and cash equivalents at beginning of period	24,738	26,604	28,059	25,239
Cash and cash equivalents at end of period	$18,404	$26,363	$18,404	$26,363
Supplemental disclosure of cash flow information
Noncash investing and financing activities
Capital lease obligations incurred	$5,632	$6,404	$16,560	$20,714

ARC Document Solutions, Inc. Net Sales by Product Line (In thousands) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Service sales
CDIM	$52,418	$50,089	$160,270	$155,031
MPS	32,384	32,153	97,181	97,697
AIM	3,617	3,383	9,709	9,731
Total service sales	88,419	85,625	267,160	262,459
Equipment and supplies sales	12,054	10,833	35,211	35,010
Total net sales	$100,473	$96,458	$302,371	$297,469

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of cash flows provided by operating activities to EBITDA and Adjusted EBITDA (In thousands) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Cash flows provided by operating activities	$7,097	$11,326	$30,062	$36,756
Changes in operating assets and liabilities	4,956	(959)	6,340	1,406
Non-cash expenses, including depreciation and amortization	(9,466)	(25,134)	(29,331)	(47,461)
Income tax provision (benefit)	647	(2,174)	2,526	1,574
Interest expense, net	1,478	1,530	4,436	4,679
(Income) loss attributable to the noncontrolling interest	(28)	(7)	190	(55)
Depreciation and amortization	8,338	8,430	24,650	25,037
EBITDA	13,022	(6,988)	38,873	21,936
Loss on extinguishment and modification of debt	—	124	—	230
Goodwill impairment	—	17,637	—	17,637
Stock-based compensation	597	699	1,824	2,251
Adjusted EBITDA	$13,619	$11,472	$40,697	$42,054

See Non-GAAP Financial Measures discussion below.

ARC Document Solutions, Inc. Non-GAAP Measures Reconciliation of net income (loss) attributable to ARC Document Solutions, Inc. to EBITDA and Adjusted EBITDA (In thousands) (Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income (loss) attributable to ARC Document Solutions, Inc.	$2,559	$(14,774)	$7,261	$(9,354)
Interest expense, net	1,478	1,530	4,436	4,679
Income tax provision (benefit)	647	(2,174)	2,526	1,574
Depreciation and amortization	8,338	8,430	24,650	25,037
EBITDA	13,022	(6,988)	38,873	21,936
Loss on extinguishment and modification of debt	—	124	—	230
Goodwill impairment	—	17,637	—	17,637
Stock-based compensation	597	699	1,824	2,251
Adjusted EBITDA	$13,619	$11,472	$40,697	$42,054
See Non-GAAP Financial Measures discussion below.

ARC Document Solutions, Inc.
Non-GAAP Measures
Reconciliation of net income (loss) attributable to ARC to unaudited adjusted net income attributable to ARC
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net income (loss) attributable to ARC Document Solutions, Inc.	$2,559	$(14,774)	$7,261	$(9,354)
Loss on extinguishment and modification of debt	—	124	—	230
Goodwill impairment	—	17,637	—	17,637
Income tax benefit related to above items	—	(3,144)	—	(3,186)
Deferred tax valuation allowance and other discrete tax items	(213)	515	(290)	594
Adjusted net income attributable to ARC Document Solutions, Inc.	$2,346	$358	$6,971	$5,921

Actual:
Earnings (loss) per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.06	$(0.32)	$0.16	$(0.20)
Diluted	$0.06	$(0.32)	$0.16	$(0.20)
Weighted average common shares outstanding:
Basic	44,983	45,834	44,888	45,756
Diluted	45,188	45,834	44,993	45,756

Adjusted:
Earnings per share attributable to ARC Document Solutions, Inc. shareholders:
Basic	$0.05	$0.01	$0.16	$0.13
Diluted	$0.05	$0.01	$0.15	$0.13
Weighted average common shares outstanding:
Basic	44,983	45,834	44,888	45,756
Diluted	45,188	46,342	44,993	46,335
See Non-GAAP Financial Measures discussion below.

Non-GAAP Financial Measures
EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating, investing or financing activities as a measure of our liquidity.
EBITDA represents net income before interest, taxes, depreciation and amortization.
We have presented EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.
We use EBITDA to measure and compare the performance of our operating segments. Our operating segments’ financial performance includes all of the operating activities except debt and taxation which are managed at the corporate level for U.S. operating segments. We use EBITDA to compare the performance of our operating segments and to measure performance for determining consolidated-level compensation. In addition, we use EBITDA to evaluate potential acquisitions and potential capital expenditures.
EBITDA and related ratios have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;

•	They do not reflect changes in, or cash requirements for, our working capital needs;

•	They do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our debt;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, EBITDA and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and related ratios only as supplements.
Our presentation of adjusted net income and adjusted EBITDA is an attempt to provide meaningful comparisons to our historical performance for our existing and future investors. The unprecedented changes in our end markets over the past several years have required us to take measures that are unique in our history and specific to individual circumstances. Comparisons inclusive of these actions make normal financial and other performance patterns difficult to discern under a strict GAAP presentation. Each non-GAAP presentation, however, is explained in detail in the reconciliation tables above.
Specifically, we have presented adjusted net income attributable to ARC and adjusted earnings per share attributable to ARC shareholders for the three and nine months ended September 30, 2018 and 2017 to reflect the exclusion of the goodwill impairment, loss on extinguishment and modification of debt, and changes in the valuation allowances related to certain deferred tax assets and other discrete tax items. This presentation facilitates a meaningful comparison of our operating results for the three and nine months ended September 30, 2018 and 2017.
We have presented adjusted EBITDA for the three and nine months ended September 30, 2018 and 2017 to exclude the goodwill impairment, loss on extinguishment and modification of debt, and stock-based compensation expense. The adjustment of EBITDA for these items is consistent with the definition of adjusted EBITDA in our credit agreement; therefore, we believe this information is useful to investors in assessing our financial performance.